Exhibit 99.1
Illumina Reports Financial Results for First Quarter 2009
First Quarter Revenue Increases 36%; Cash Flow from Operations Exceeds $50 million
San Diego, Calif., April 21, 2009 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the first quarter of 2009.
For the first quarter of 2009, Illumina reported revenue of $165.8 million, a 36% increase over the $121.9 million reported in the first quarter of 2008. The Company reported net income for the quarter of $18.8 million, or $0.14 per diluted share, compared to $10.7 million, or $0.08 per diluted share in the comparable period of 2008. Net income for the first quarter of 2009 included non-cash charges of $14.9 million in stock compensation expense associated with SFAS No. 123R, $4.7 million in non-cash interest expense associated with the adoption of FSP APB 14-1 and other items listed in the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Per Share.” Excluding the impact of these items, and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis for the first quarter of 2009 was $35.4 million, or $0.28 per diluted share, compared to $22.5 million, or $0.19 per diluted share, for the first quarter of 2008.
Gross margin in the first quarter of 2009 was 66.4% compared to 60.2% in the comparable period of 2008. Excluding the effect of the amortization of intangibles and non-cash charges associated with stock compensation, non-GAAP gross margin was 68.3% for the first quarter of 2009 compared to 63.3% in the prior year period.
Research and development (R&D) expenses for the first quarter of 2009 were $32.7 million compared to $20.6 million in the first quarter of 2008. R&D expenses include $4.6 million and $3.3 million of non-cash stock compensation expense in the first quarter of 2009 and 2008, respectively, as well as $2.0 million expense related to acquired research and development and $0.9 million of accrued contingent compensation associated with the Avantome acquisition, both of which are recognized in the first quarter of 2009. Excluding these charges, R&D expenses as a percentage of revenues were 15.2% compared to 14.2% in the prior year period.

Selling, general, and administrative (SG&A) expenses for the quarter were $42.8 million compared to $33.8 million for the first quarter of 2008. SG&A expenses include $8.8 million and $6.1 million of non-cash stock compensation expense in the first quarter of 2009 and 2008, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 20.5% compared to 22.7% in the prior year period.
The Company generated $50.7 million in cash flow from operations during the first quarter of 2009. In the comparable period of 2008, the Company used $26.8 million of cash from operations which included a portion of one-time litigation settlement payments of $54.5 million. Excluding these payments, the Company generated $27.8 million in non-GAAP cash flow from operations in the first quarter of 2008. Depreciation and amortization expenses were $7.3 million and capital expenditures were $12.6 million during the quarter. The Company ended the first quarter with $728 million in cash and investments compared to $696 million as of December 28, 2008.
Highlights since our last earnings release:
•	Announced that the Broad Institute of MIT and Harvard acquired 22 additional Genome Analyzers, increasing its installed base to 47 systems.

•	Shipped 12 additional Genome Analyzers to the Beijing Genome Institute, bringing their installed base to a total of 29 systems.

•	Entered into an agreement with the Genome Center at Washington University School of Medicine in St. Louis to acquire 21 Genome Analyzers over several months to support the Center’s expanding research initiatives. Once the installation is complete, the Center will have an installed base of 35 Genome Analyzers.

•	Presented a development roadmap for the Genome Analyzer that charts a path to more than 95 Gigabases of high quality sequence data per run by the end of 2009. This will be accomplished through advances in the system’s chemistry, software algorithms, and hardware to improve accuracy, read length data density, and ease of use.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes tax-adjusted non-cash charges resulting from stock compensation expense, the incremental interest expense and gain on debt extinguishment associated with the adoption of FSP APB 14-1 “Accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement)” on

December 29, 2008, acquired research and development, amortization expense related to intangible assets, the accrual of contingent compensation related to the Avantome acquisition, and the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
Due to the strength of the first quarter we now expect revenue for 2009 between $700 and $720 million, representing year-over-year growth between 22% and 26%. On the low end of the range, this is an increase of $10 million over the original guidance of $690 million. We expect our gross margin percentage to be in the mid to upper 60s. We expect non-GAAP earnings per fully diluted pro forma share between $1.13 and $1.23. We expect the full-year pro forma tax rate to be approximately 33% and stock compensation expense of approximately $64 million or a tax adjusted amount of $0.32 per fully diluted pro forma share. The Company expects full-year weighted-average diluted shares outstanding for the measurement of pro forma amounts to be approximately 133 million.
For the second quarter of 2009, we expect revenues between $168 and $173 million. We expect earnings per fully diluted share of $0.27 to $0.30 assuming approximately 131 million shares. We expect stock compensation expense during the second quarter of approximately $16 million or a tax adjusted amount of $0.08 per fully diluted pro forma share.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, April 21, 2009. Interested parties may listen to the call by dialing 1-800-901-5218 (passcode: 98415934), or if outside North America, by dialing +1-617-786-4511 (passcode: 98415934). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 5:00pm Pacific Time (8:00pm Eastern Time) on April 21, 2009 through April 28, 2009 by dialing 1-888-286-8010 (passcode: 36595744), or if outside North America, by dialing +1-617-801-6888 (passcode: 36595744).
About Illumina

Illumina is a leading developer, manufacturer, and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. We provide a comprehensive line of proprietary products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, academic institutions, agriculture and livestock companies, pharmaceutical companies, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company reported non-GAAP results for diluted net income per share, net income, gross margins, operating margins, cash flow from operations and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, interest expense and gain on debt extinguishment associated with the adoption of FSP APB 14-1, the amortization of intangible assets, expense related to acquired research and development and compensation expense related to contingent consideration due to stockholders of Avantome, Inc. Per share amounts exclude the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are Illumina’s ability (i) to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) to manufacture robust instrumentation and reagents technology, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
# # #
CONTACT:

Investors:	Peter J. Fromen	Media:	Maurissa Bornstein
	Sr. Director, Investor Relations		Public Relations Manager
	858.202.4507		858.332.4055
	pfromen@illumina.com		mbornstein@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 29, 2009	December 28, 2008
ASSETS

Current assets:
Cash and cash equivalents	$351,146	$327,024
Short-term investments	321,444	313,051
Accounts receivable, net	134,629	133,266
Inventory, net	69,182	73,431
Current portion of deferred tax assets	8,901	8,635
Prepaid expenses and other current assets	11,865	14,154	(a)

Total current assets	897,167	869,561

Property and equipment, net	96,552	89,436
Long-term investments	55,900	55,900
Goodwill	228,734	228,734
Intangible assets, net	46,068	47,755
Long-term deferred tax assets	23,754	30,960	(a)
Other assets, net	24,395	4,825	(a)

Total assets	$1,372,570	$1,327,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36,591	$29,204
Accrued liabilities	71,930	80,355
Current portion of long-term debt	274,791	276,889	(a)

Total current liabilities	383,312	386,448

Other long-term liabilities	18,915	18,946
Conversion option required to be settled in cash	115,208	123,110	(a)
Stockholders’ equity	855,135	798,667	(a)

Total liabilities and stockholders’ equity	$1,372,570	$1,327,171

(a)	Adjusted due to the adoption of FSP APB 14-1.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2009	March 30, 2008
Revenue:
Product	$156,199	$110,683
Service and other	9,558	11,178

Total revenue	165,757	121,861

Costs and expenses:

Cost of product revenue (a)	50,707	42,526
Cost of service and other revenue (a)	3,315	3,555
Research and development (a)	32,726	20,564
Selling, general and administrative (a)	42,831	33,827
Amortization of intangible assets	1,670	2,415

Total costs and expenses	131,249	102,887

Income from operations	34,508	18,974
Interest and other income, net	(5,157)	(843	)(b)

Income before income taxes	29,351	18,131
Provision for income taxes	10,540	7,388	(b)

Net income	$18,811	$10,743

Net income per basic share	$0.15	$0.10

Net income per diluted share	$0.14	$0.08

Shares used in calculating basic net income per share	121,746	111,668

Shares used in calculating diluted net income per share	132,967	127,528

(a)	Includes total share-based compensation expense for employee stock options and stock purchases:

	Three Months Ended
	March 29, 2009	March 30, 2008
Cost of product revenue	$1,274	$1,305
Cost of service and other revenue	141	99
Research and development	4,622	3,307
Selling, general and administrative	8,823	6,146

Share-based compensation expense before taxes	$14,860	$10,857

(b)	Adjusted due to the adoption of FSP APB 14-1.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	March 29, 2009	March 30, 2008
Net cash provided by (used in) operating activities	$50,748	$(26,755)
Net cash used in investing activities	(39,818)	(44,123)
Net cash provided by financing activities	7,813	15,979
Effect of foreign currency translation on cash and cash equivalents	5,379	(1,428)

Increase (decrease) in cash and cash equivalents	24,122	(56,327)
Cash and cash equivalents, beginning of period	327,024	174,941

Cash and cash equivalents, end of period	$351,146	$118,614

Calculation of Free Cash Flow (a):
Net cash provided by (used in) operating activities	$50,748	$(26,755)
Purchases of property and equipment	(12,569)	(6,963)

Free Cash Flow	$38,179	$(33,718)

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended
	March 29, 2009	March 30, 2008
GAAP net income per share — diluted	$0.14	$0.08
Pro forma impact of weighted average shares	0.01	0.02
Adjustments to net income:
Pro forma impact of share-based compensation expense	0.08	0.06
Pro forma impact of non-cash interest expense (a)	0.02	0.02
Other pro forma adjustments	0.03	0.01

Non-GAAP net income per share — diluted (b)	$0.28	$0.19

Shares used in calculating non-GAAP diluted net income per share	127,546	120,944

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

GAAP net income	$18,811	$10,743
Share-based compensation expense	14,860	10,857
Non-cash interest expense (a)	4,718	4,423
Amortization of intangible assets	1,670	2,415
Compensation expense (c)	919	—
Acquired research and development	2,000	—
Gain on extinguishment of debt	(767)	—
Pro forma impact on tax expense:
share-based compensation	(4,853)	(3,336)
non-cash interest expense	(1,820)	(1,738)
other pro forma adjustments	(108)	(879)

Non-GAAP tax expense (d)	(6,781)	(5,953)

Non-GAAP net income (a)	$35,430	$22,485

(a)	Non-cash interest expense was recorded due to the adoption of FSP APB 14-1. This expense reflects the difference between the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature and the effective borrowing rate on the convertible notes.

(b)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income is a key driver of our core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(c)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(d)	Non-GAAP tax expense is higher than GAAP tax expense because the pro forma adjustments increase net income.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	March 29, 2009	March 30, 2008
GAAP gross margin	66.4%	60.2%
Share-based compensation expense	0.9%	1.2%
Amortization of intangible assets	1.0%	2.0%

Non-GAAP gross margin	68.3%	63.3%

Research and development expense	19.7%	16.9%
Share-based compensation expense	(2.8%)	(2.7%)
Compensation expense (a)	(0.6%)	—
Acquired research and development	(1.2%)	—

Non-GAAP research and development expense	15.2%	14.2%

Selling, general and administrative expense	25.8%	27.8%
Share-based compensation expense	(5.3%)	(5.0%)

Non-GAAP selling, general and administrative expense	20.5%	22.7%

GAAP operating margin	20.8%	15.6%
Share-based compensation expense	9.0%	8.9%
Amortization of intangible assets	1.0%	2.0%
Compensation expense (a)	(0.6%)	—
Acquired research and development	(1.2%)	—

Non-GAAP operating margin (b)	32.6%	26.5%

(a)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(b)	Non-GAAP operating margin excludes the effect of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross margin, included within the non-GAAP operating margin, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow — Non-GAAP
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES:

	Three Months Ended
	March 29, 2009	March 30, 2008
Net cash provided by (used in) operating activities	$50,748	$(26,755)
Litigation settlements paid in cash (a)	—	54,536

Non-GAAP net cash provided by operating activities (b)	$50,748	$27,781

(a)	The Company made payments of $90.5 million during the first quarter of 2008 associated with two litigation settlement agreements. Of the total $90.5 million payments, $54.5 million was charged to expense during the fourth quarter of 2007 and $36.0 million was recorded as an intangible asset.

(b)	Non-GAAP cash provided by operating activities is a key driver of our core operating performance. Management has excluded the cash effect of the litigation settlement payments to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
The financial guidance provided below is an estimate based on information available as of April 21, 2009. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 28, 2008, which was filed with the SEC on February 26, 2009. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share
Fiscal Year 2009
Non-GAAP	$1.13 - $1.23
Share-based compensation expense (a)	($0.32)
Non-cash interest expense (b)	($0.09)
Other non-GAAP adjustments (c)	($0.11)

GAAP	$0.61 - $0.71

Q2 2009
Non-GAAP	$0.27 - $0.30
Share-based compensation expense (a)	($0.08)
Non-cash interest expense (b)	($0.02)
Other non-GAAP adjustments (c)	($0.02)

GAAP	$0.15 - $0.18

(a)	Share-based compensation expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q2 2009, net of tax effects.

(b)	Non-cash interest expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q2 2009, net of tax effects. The initial expense has been recorded due to the adoption of FSP APB 14-1 and is calculated as the difference between the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature and the effective borrowing rate on the convertible notes.

(c)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2009 and Q2 2009 from the amortization of intangible assets, compensation expense for the contingent consideration due to stockholders of Avantome, Inc. and the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Additionally, included in Other non-GAAP adjustments for fiscal year 2009 is the estimated impact on diluted net income per share from the gain on extinguishment of debt due to the application of the new guidance under FSP APB 14-1 and acquired research and development, net of tax effects.